Exhibit 10.36

CLUBCORP HOLDINGS, INC. PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
2012 STOCK AWARD PLAN

ClubCorp Holdings, Inc. (the “Company”), pursuant to the Amended and Restated ClubCorp Holdings, Inc. 2012 Stock Award Plan, as amended (the “Plan”), hereby grants to Participant identified below an award (the “Award”) of that number of Performance Restricted Stock Units set forth below (the “PSUs”). This Award is subject to all of the terms and conditions set forth herein and in the Plan (collectively, the “Award Documents”), (which Plan has been provided to Participant) and is incorporated herein in its entirety. All capitalized terms not defined in this Performance Restricted Stock Agreement (this “Agreement”) shall have the meaning ascribed thereto in the Plan.

Participant
Date of Grant
Target Award (PSUs)
Performance Period     Fiscal Year 2018

1. Grant. The Company hereby grants to Participant the number of PSUs as set forth above under Target Award, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Target Award shall vest in accordance with the terms of Section 2(a) below. All PSUs granted hereunder shall be credited to a separate account maintained for Participant on the books of the Company (the “Account”). On any given date, the value of each PSU credited to the Account shall equal the Fair Market Value of one share of Common Stock. The PSUs settle in accordance with Section 2(b) hereof.

2. Terms and Conditions.

(a)    Vesting of Target Award. On the last day of the Performance Period (such date, the “Vesting Date”) a number of PSUs subject to the Target Award (which number may be lesser than or greater than the total number of PSUs subject to the Target Award) shall become vested and non-forfeitable based on the attainment of the performance measure set forth on Exhibit A attached hereto; provided, that, except as set forth in Section 4(b) below, Participant is employed by or providing services to the Company or any of its Affiliates on the Vesting Date. The performance measure for the Target Award is “Fiscal Year 2018 Adjusted EBITDA” (as defined in Exhibit A) for the Performance Period.

(b)    Settlement of PSUs. As soon as practicable following the date on which the Committee certifies the applicable performance measure in accordance with Exhibit A, but in no event later than March 15th of the year following the year in which the Vesting Date occurs, vested PSUs and their associated dividend equivalents shall be settled by (i) delivering to Participant one share of Common Stock for each vested PSU, (ii) making a cash payment to Participant equal to the Fair Market Value of any fractional shares of Common Stock in respect of any vested PSUs credited to the Account, and (iii) delivering the associated dividend equivalents and other distributions in accordance with Section 3 below.

Exhibit 10.36

(c)    Restrictions. The PSUs granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of descent and distribution) and may not be subject to lien, garnishment, attachment or other legal process. Participant acknowledges and agrees that, with respect to the PSUs credited to the Account, Participant has no voting rights with respect to such shares of Common Stock unless and until such PSUs are settled in shares of Common Stock pursuant to Section 2(b) hereof.

(d)    Number of Shares. The number of PSUs subject to the Award may be adjusted from time to time pursuant to the provisions of Section 12 of the Plan and any and all new, substituted or additional securities to which Participant may be entitled under the terms of the Award shall likewise be subject to the terms of the Plan and this Agreement.

3. Dividend Equivalents. Each vested PSU includes the right to receive dividend equivalents in an amount equal to the amount of the cash dividends that Participant would have received if Participant owned the number of shares of Common Stock represented by such PSU during the Performance Period, and such dividend equivalents shall be accrued and paid to Participant after the Committee certifies the applicable performance measure as provided in Section 2(b) above.

4. Effect of Termination of Employment.

(a)    Except as set forth in Section 4(b) below, upon the termination of Participant’s employment or service with the Company and its Affiliates, any unvested PSUs, together with any associated dividend equivalents, shall immediately and automatically, without any action on the part of the Company, be forfeited without any consideration therefor. Upon the termination of Participant’s employment or service with the Company and its Affiliates for Cause, any vested PSUs which have not been settled prior to the date of such termination of employment or service, together with any associated dividend equivalents, shall be forfeited (without payment of any consideration therefor).

(b)    In the event of Participant’s termination of employment or service with the Company and its Affiliates due to death or Disability (as defined below) during the twelve (12) month period immediately preceding the Vesting Date, then Participant will vest in the number of PSUs determined by the product of (A) the number of PSUs that vest based on the attainment of the performance measure set forth on Exhibit A for the entire Performance Period as if Participant had remained in employment or service with the Company or any of its Affiliates through the applicable vesting date, multiplied by (B) a fraction, the numerator of which is the number of days from the Date of Grant through the date of such termination and the denominator of which is the number of days in the Performance Period. This prorated award shall be settled following the end of the Performance Period as set forth in Section 2(b) above. In such event, Participant shall also vest in the dividend equivalents associated with the number of PSUs determined pursuant to this Section 4(b).

(c)    For purposes of this Agreement, “Disability” shall mean a physical or mental condition, which in the opinion of the Company, pursuant to consistently applied guidelines, medical reports, and other evidence satisfactory to the Company, causes Participant to be unable to perform Participant’s services, duties and obligations for the Company or any of its Affiliates for any ninety (90) days during a period of one hundred eighty (180) consecutive days due to such condition. The Company may make such determination by a physician selected by the Company and require that Participant submit to a medical examination by such physician, or pursuant to the provision of benefits under any applicable

Exhibit 10.36

employer-sponsored group long-term disability insurance benefit program sponsored by the Company of its Affiliates in which Participant participates. The determination of the Company shall be binding upon Participant.

5. Tax Withholding. At the time the Award is made, or at any time thereafter as requested by the Company, Participant hereby authorizes the Company to satisfy its withholding obligations, if any, from payroll or any other amounts payable to Participant, and Participant further agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award, to the maximum extent permitted by law. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may satisfy such tax withholding obligations, in whole or in part, by withholding otherwise deliverable shares of Common Stock having an aggregate Fair Market Value equal to (but not exceeding) the minimum amount required to be withheld and/or by the sale of shares of Common Stock to generate sufficient cash proceeds to satisfy any such tax withholding obligation. Participant hereby authorizes the Company to take any steps as may be necessary to effect any such sale and agree to pay any costs associated therewith, including without limitation any applicable broker’s fees.

6. Rights as a Stockholder. Upon and following the delivery of such shares in settlement of the PSUs, Participant shall be the record owner of the shares of Common Stock so delivered unless and until such shares of Common Stock are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a holder of shares of Common Stock, including, without limitation, voting rights, if any, with respect to such shares of Common Stock. Prior to the settlement of the PSUs in shares of Common Stock, Participant shall not be deemed for any purpose to be the owner of the shares of Common Stock underlying the PSUs.

7. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to confirm to such applicable exemptive rule.

8. Notices. Any notices provided for in this Award or the Plan shall be given in writing and shall be delivered by hand or sent by Federal Express, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to Participant at the last address Participant provided to the Company.

9. Award Not a Service Contract. The Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue to serve as an employee, director or consultant to the Company or any of its Affiliates. In addition, nothing in this Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that Participant might have as an employee, director or consultant or as any other type of service provider for the Company or any Affiliate. Neither Participant nor any other person shall have any claim to be granted any additional awards and there is no obligation under the Plan for uniformity of treatment of holders or beneficiaries of awards. The terms and conditions of the Award granted hereunder or any other award

Exhibit 10.36

granted under the Plan (or otherwise) and the Committee’s determinations and interpretations with respect thereto and/or with respect to Participant and any recipient of an award under the Plan need not be the same (whether or not Participant and any such other recipient are similarly situated).

10. Section 409A of the Internal Revenue Code. The intent of the parties is that the payments and benefits under this Agreement be exempt from, or to the extent not so exempt, comply with Section 409A of the Internal Revenue Code of 1986, as amended, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be exempt from or in compliance therewith, as applicable.

11. Miscellaneous.

(a)    Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.

(b) All amounts credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company. Participant’s interest in the Account shall make Participant only a general, unsecured creditor of the Company.

(c) Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time-to-time, amend or revoke such designation. If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be the beneficiary.

(d)    Participant acknowledges and agrees that Participant has reviewed the Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understands all provisions of the Award.

(e) The waiver by either party of compliance with any provision of the Award by the other party shall not operate or be construed as a waiver of any other provision of the Award, or of any subsequent breach by such party of a provision of the Award.

(f)    The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and shall be binding on Participant and Participant’s beneficiaries, executors, administrators, heirs and successors.

(g)    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(h)    This Agreement shall be governed in all respects by the laws of the State of
Nevada, without regard to conflicts of laws principles thereof.

(i)    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12.    Governing Plan Document and Entire Agreement. The Award is subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Plan and any

Exhibit 10.36

other document, the provisions of the Plan shall control. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

[Signature page follows]

CLUBCORP HOLDINGS, INC.    PARTICIPANT

By:

Signature                        Signature

Title:

Name:         Name:

EXHIBIT A

VESTING OF PSUs

Fiscal Year 2018 Adjusted EBITDA (in millions)	Payout as Percentage of Target Award
$300.0 or more	100%
$295.0	25%
Less than $295.0	0%
Payout is capped at 100% if the Fiscal Year 2018 Adjusted EBITDA (as defined below) is at least $300.0 million.

Vesting will be determined based on the points shown above (with no interpolation between such points).

1.    Determination of Award. Following the end of the Performance Period, the Committee will certify the payout percentage of the Target Award for the Performance Period. All of the PSUs subject to vesting during the Performance Period will, together with their associated dividend equivalents, be automatically forfeited if the Fiscal Year 2018 Adjusted EBITDA is less than $295.0 million. Performance at or above the threshold level will result in the PSUs becoming vested as set forth in paragraph 3 below, and shares underlying such vested PSUs shall be distributed following completion of the certification described above. For the avoidance of doubt, any PSUs that do not become so vested will be automatically forfeited as of the last day of the Performance Period.

2.    Defined Terms. For purposes of this Agreement:

(a)    “2017 Same Store Clubs” means clubs that have been fully operational for one fiscal year as of the last day of Fiscal Year 2016, and excluding any newly acquired or opened clubs, clubs

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added under management agreements or divested clubs in Fiscal Year 2016, Fiscal Year 2017 or Fiscal Year 2018; provided, that clubs held for sale are considered same store until they are divested; provided, further, that once a club has been divested, it will be removed from the same store classification, as determined by the Committee with respect to Fiscal Year 2017.

(b)    “Adjusted EBITDA” means net income before interest expense, income taxes, interest and investment income, and depreciation and amortization, as adjusted to exclude: impairments, gain or loss on disposition and acquisition of assets, losses from discontinued operations, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense, and an acquisition adjustment relating to estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable Fiscal Year but for the application of purchase accounting in connection with the acquisition of ClubCorp, Inc. in 2006 by affiliates of KSL Capital Partners, LLC and the acquisition of Sequoia Golf Holdings, LLC and Parthenon-Sequoia Ltd. on September 30, 2014.

(c)    “Fiscal Year” means each fiscal year of the Company, which is the 52 or 53-week period ending on the last Tuesday of each December. For the avoidance of doubt, “Fiscal Year
2016” means the Fiscal Year ending on December 27, 2016, “Fiscal Year 2017” means the
Fiscal Year ending on December 26, 2017, and “Fiscal Year 2018” means the Fiscal Year ending on December 25, 2018.

(d)    “Fiscal Year 2018 Adjusted EBITDA” means Adjusted EBITDA for Fiscal Year
2018 achieved by 2017 Same Store Clubs, as determined on a consolidated basis, but excluding any newly acquired or opened clubs, clubs added under management agreements or divested clubs in Fiscal Year 2016, Fiscal Year 2017 or Fiscal Year 2018.

3.    Calculation. For purposes of the Award, the number of PSUs subject to the Target Award that will become vested effective as of the Vesting Date will be calculated as follows:

(a)    FIRST: Determine the actual Fiscal Year 2018 Adjusted EBITDA for the
Performance Period.

(b)    SECOND: Plot the actual Fiscal Year 2018 Adjusted EBITDA determined in the first step into the appropriate band in the left-hand column of the table above and determine the number of PSUs vesting as a percent of the Target Award, as applicable, which is the figure in the right-hand column of the table above corresponding to the applicable level of Fiscal Year
2018 Adjusted EBITDA. Use the points in the table above (with no interpolation between such points) to determine the applicable level of Fiscal Year 2018 Adjusted EBITDA and the corresponding PSU vesting.

4.    Rules. The following rules apply to the computation of the number of PSUs vesting:

(a)    The minimum number of PSUs that may vest for the Performance Period is zero and the maximum number of PSUs that may vest for the Performance Period is 100% of the number of PSUs granted.

(b)    No PSUs granted will vest if the Fiscal Year 2018 Adjusted EBITDA is less than
$295.0 million for the Performance Period (and all such PSUs and associated dividend equivalents will be automatically forfeited).